RBSM LLP
Accountants & Advisors

5 West 37th Street
9th Floor
New York, NY 10018
212.868.3669
212.868.3498/Fax

May 10, 2011

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madames:

We have read Item 4.01 of Diagnostic Imaging International, Inc., (the "Company") Form 8-k dated May 10, 2011, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

RBSM LLP

RBSM LLP